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               [EHRHARDT KEEFE STEINER & HOTTMAN PC LETTERHEAD]


Securities and Exchange Commission
450 5th Street N.W.
Washington D.C. 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Swisher International, Inc. dated December 4, 1996.


                                           /s/ EHRHARDT KEEFE STEINER & HOTTMAN
                                           Ehrhardt Keefe Steiner & Hottman PC
                                           Denver, Colorado
                                           December 4, 1996